EXHIBIT 10.5.6

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 28, 2011 (the “Signature Date”) to be effective as of December 31, 2010 (the “Effective Date”), by and among TWINLAB CORPORATION, a Delaware corporation (“Borrower”), IDEA SPHERE INC., a Michigan corporation (“Parent”), and FIFTH THIRD BANK, an Ohio banking corporation and successor by merger to Fifth Third Bank, a Michigan banking corporation (“Lender”), is as follows:

Preliminary Statements

A.           Borrower, Parent and Lender are parties to a Credit Agreement dated as of January 7, 2008, as amended by the First Amendment to Credit Agreement and Amendment to Loan Documents dated as of December 2, 2008, the Second Amendment to Credit Agreement dated to be effective as of January 2, 2009, the Third Amendment to Credit Agreement dated to be effective as of May 8, 2009, the Forbearance and Reaffirmation Agreement and Amendment to Loan Documents dated to be effective as of September 8, 2009, the First Amendment to Forbearance and Reaffirmation Agreement and Amendment to Loan Documents dated to be effective as of November 8, 2009, and the Fourth Amendment to Credit Agreement dated to be effective as of March 8, 2010 (such Credit Agreement, as heretofore amended, being the “Credit Agreement”).  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.           The Loan Parties have requested that Lender: (i) acknowledge certain prepayments of the Term Loans; (ii) agree to suspend the scheduled monthly principal payments on Term Loan B during the period commencing on January 1, 2011 through, and including, June 1, 2011; (iii) waive the Current Defaults (as defined in Section 3.1); (iv) amend the Credit Agreement and other Loan Documents to extend the stated Termination Date to June 8, 2011; and (v) make certain other amendments to the Credit Agreement and certain of the other Loan Documents, all as more specifically set forth herein.  Lender is willing to consent to such requests and to amend the Credit Agreement and the other Loan Documents to reflect such modifications, all on the terms, and subject to the conditions, of this Amendment.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lender, Parent and Borrower hereby agree as follows:

1.           Amendments to Credit Agreement.  Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows:

1.1           Section 1.1 of the Credit Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical order, to provide in their respective entireties as follows:

“Fifth Amendment” means the Fifth Amendment to Credit Agreement dated to be effective as of December 31, 2010, among Borrower, Parent, and Lender.

“LaSalle Consent Letter” means that certain Consent Letter Regarding Monthly Principal Payments dated as of the Signature Date (as defined in the Fifth Amendment) made by Lender and accepted by LaSalle and Borrower.

“Suspended Term Loan B Payments” means, collectively, the principal payments on Term Loan B, in the amount of $83,333.00 each, that have been suspended by Lender pursuant to, and in accordance with, the Loan Documents.

1.2           The following definition in Section 1.1 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

“Fixed Charges” means, for the applicable Test Period, the total (without duplication), in Dollars, of (all as determined on a consolidated basis in accordance with GAAP): (a) the principal amount of Loan Parties’ consolidated long-term debt and obligations, in each case, paid during the applicable Test Period (other than scheduled principal payments on the Fifth Third Shareholder Loans, the Term Loan A Prepayment (as defined in the Fifth Amendment), the Term Loan B Prepayment (as defined in the Fifth Amendment), and the Additional Term Loan B Prepayment (as defined in the Fifth Amendment)); (b) the principal portion of Loan Parties’ aggregate consolidated Capitalized Lease Obligations paid during the applicable Test Period; (c) Loan Parties’ aggregate consolidated cash payments of interest during the applicable Test Period (including interest paid on the Obligations, the Fifth Third Shareholder Loans, the Alticor Note, the Owner/Affiliate Subordinated Debt, the LaSalle Debt, the Capitalized Lease Obligations and any other Indebtedness for the applicable Test Period); (d) Loan Parties’ aggregate consolidated cash payments of income and franchise taxes during such Test Period (whether or not in the form of Tax Distributions); (e) dividends and distributions paid by Parent to its shareholders for such Test Period (provided that nothing herein shall be deemed to allow any such dividends and distributions unless expressly permitted under Section 5.6); and (f) the principal amount of the Suspended Term Loan B Payments during the applicable Test Period.

1.3           Each reference to “March 8, 2011” in the definition of “Termination Date” in Section 1.1 of the Credit Agreement is hereby amended by substituting a reference to “June 8, 2011” for such reference to “March 8, 2011” where “March 8, 2011” appears therein.

1.4           Section 2.1(c) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(c)           On the Signature Date (as defined in the Fifth Amendment), Borrower shall execute and deliver to Lender an Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 to the Fifth Amendment (as amended and restated, the “Revolving Note”), dated to be effective as of the Effective Date (as defined in the Fifth Amendment), in the principal amount of the Revolving Commitment, and bearing interest at such rates, and payable upon such terms, as specified in the Revolving Note.  Subject to compliance with the applicable provisions of Section 6.4(b) and the Revolving Note, Borrower may prepay the Revolving Loans in whole or part at any time without premium or penalty.

1.5           Section 2.2(d) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(d)           On the Signature Date (as defined in the Fifth Amendment), Borrower shall execute and deliver to Lender an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(d) to the Fifth Amendment (as amended and restated, the “Term Loan B Note”), dated to be effective as of the Effective Date (as defined in the Fifth Amendment), in the original principal amount of Term Loan B as of the Signature Date, and bearing interest at such rates, and payable upon such terms, as specified in the Term Loan B Note.

1.6           Section 5.2(c) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(c)           No Loan Party will: (i) make any payment (including any principal, premium, interest, fee or charge) with respect to any of the LaSalle Debt except to the extent, and in the manner, expressly permitted by the LaSalle Intercreditor Agreement or the LaSalle Consent Letter; or (ii) repurchase, redeem, defease, acquire or reacquire for value any of the LaSalle Debt.

2.
Acknowledgments Regarding Term Loan Prepayments; Suspension of Certain Scheduled Payments on Term Loan B; Suspension of Fifth Third Shareholder Loan Reserve; Acknowledgment Regarding LaSalle Consent Letter.

2.1           Acknowledgments Regarding Term Loan Prepayments.  Lender, Parent, and Borrower hereby acknowledge that: (a) on or about December 6, 2010, Lender applied a portion of the proceeds from the Capital Contribution Payments received by Lender to the payment in full of Term Loan A (such prepayment being the “Term Loan A Prepayment”); (b) on or about December 20, 2010, Lender applied proceeds from the sale of the “DRINK POSITIVE” trademark received by Lender, in an aggregate amount equal to $350,000, to the unpaid principal balance of Term Loan B (such prepayment being the “Term Loan B Prepayment”); and (c) prior to the Effective Date, Borrower made additional principal payments, in an aggregate amount equal to $666,664.00, on the unpaid principal balance of Term Loan B (collectively, the “Additional Term Loan B Prepayment”).

2.2           Suspension of Certain Scheduled Payments on Term Loan B.  Notwithstanding anything to the contrary in the Term Loan B Note, Borrower’s obligation to make to Lender principal payments on Term Loan B, in the amount of $83,333.00 each, is hereby suspended for the period commencing on January 1, 2011 through, and  including, June 1, 2011; provided that the entire unpaid principal balance of the Term Loan B Note, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding thereunder, shall be due and payable in full on the earlier of the Maturity Date (as defined in the Term Loan B Note) or upon acceleration of the Indebtedness evidenced by the Term Loan B Note in accordance with the terms of the Credit Agreement.

2.3           Suspension of Fifth Third Shareholder Loan Reserve.  Notwithstanding anything to the contrary in the Loan Documents, the implementation of the Fifth Third Shareholder Loan Reserve under the Borrowing Base is hereby suspended for the period commencing on April 9, 2011 through, and including, June 8, 2011.  For the avoidance of doubt, the Fifth Third Shareholder Loan Reserve shall be implemented in accordance with the Loan Documents at all times during the period commencing on the Effective Date through, and including, April 8, 2011.

2.4           Acknowledgment Regarding LaSalle Consent Letter. Borrower hereby acknowledges and agrees that: (a) certain of the Permitted Monthly Principal Payments (as defined in the LaSalle Consent Letter) may occur after the stated Termination Date and (b) notwithstanding the inclusion of any such payments in the Permitted Monthly Principal Payments (as defined in the LaSalle Consent Letter), all of the Obligations shall be due and payable in full on the earlier of the stated Termination Date or upon acceleration of the Obligations in accordance with the Loan Documents and Lender has made no commitment to extend the Credit Agreement or any Obligations or other financial accommodations to Borrower except as expressly set forth in the Credit Agreement and the other Loan Documents. Lender hereby acknowledges and agrees that, as a result of Lender’s consent to the Permitted Monthly Principal Payments (as defined in the LaSalle Consent Letter) which were paid in October, 2010 and February, 2011, no Event of Default occurred or is existing based solely upon the occurrence of such Permitted Monthly Principal Payments (as defined in the LaSalle Consent Letter).

3.           Waiver of Current Defaults; Acknowledgment Regarding Default Rate.

3.1           Waiver of Current Defaults. As previously communicated by Lender in those certain letters dated June 2, 2010, August 27, 2010 and October 15, 2010, respectively, from Lender to Borrower and the other parties thereto (collectively, the “Prior Reservation of Rights Letters”), and based upon financial and other information submitted by Borrower to Lender, Borrower and Parent acknowledge that the following Events of Default have occurred and continue to exist as of the Signature Date (collectively, the “Current Defaults”): (a) the Financial Covenant Default, the Capital Contribution Default, the Credit Agreement Cross-Default, the LaSalle Default, the Business Plan Default, and the Consultant Default (as each is defined in the Prior Reservation of Rights Letter dated June 2, 2010); and (b) the Financial Covenant Default, the Capital Contribution Default, the Credit Agreement Cross-Default, the LaSalle Default, and the Letter Default (as each is defined in the Prior Reservation of Rights Letter dated August 27, 2010).  Borrower has requested that Lender waive the Current Defaults.  Lender hereby waives the Current Defaults for the specific periods and occurrences indicated.  The waiver provided in this Section 3.1, either alone or together with other waivers which Lender may give from time to time, shall not, by course of dealing, implication or otherwise: (i) obligate Lender to waive any Event of Default, whether past, present, or future, other than the Current Defaults, (ii) constitute or be deemed to be a modification or amendment of the Credit Agreement or any of the other Loan Documents, or (iii) reduce, restrict or in any way affect the discretion of Lender in considering any future waiver requested by Borrower.

3.2           Acknowledgment Regarding Default Rate. On and after the Signature Date, Lender will no longer impose the Default Rate to the Obligations based upon the Current Defaults; provided that nothing herein is intended, or shall be construed, to limit Lender’s ability to impose the Default Rate to the Obligations based upon the occurrence of any Event of Default other than the Current Defaults.

4.           Conditions Precedent.  On or prior to the time and date that Lender executes this Amendment, and as a condition to the effectiveness of this Amendment, each of the following conditions precedent shall have been satisfied in the sole judgment of Lender:

4.1           Other Documents.  With the signing of this Amendment, and as a condition of this Amendment, Borrower will deliver to Lender: (a) an Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 attached to this Amendment (the “Amended and Restated Revolving Note”); (b) an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(d) attached to this Amendment (the “Amended and Restated Term Loan B Note”); (c) evidence, in form and substance satisfactory to Lender in its sole discretion, that this Amendment, the other Amendment Documents (as defined below), and the transactions contemplated hereby and thereby were duly authorized by the Board of Directors of Borrower; (d) evidence, in form and substance satisfactory to Lender in its sole discretion, that the Reaffirmation of Guaranty and Security (as referenced in Section 4.2) and the transactions contemplated thereby were duly authorized by the Board of Directors or Members, as applicable, of each Loan Party (other than Borrower); and (e) all other documents, instruments and agreements, in form and substance satisfactory to Lender in its sole discretion, deemed necessary or desirable by Lender to effect the amendments to Borrower’s credit facilities with Lender contemplated by this Amendment.

4.2           Reaffirmation of Guaranty and Security; Reaffirmation of Individual Guaranties; Reaffirmation of Capital Contribution Agreement.  As a condition of this Amendment, Borrower and Parent shall cause (i) each of the Loan Parties (other than Borrower) to execute the Reaffirmation of Guaranty and Security below, (ii) each of the Individual Guarantors to execute the Reaffirmation of Individual Guaranties below, and (iii) each of the Contributors (as defined in the Capital Contribution Agreement) to execute the Reaffirmation of Capital Contribution Agreement below.

4.3           Reaffirmation of Subordination.  As a condition of this Amendment, Borrower and Parent shall cause each of the Owner/Affiliate Subordinated Creditors to execute the Reaffirmation of Subordination below.

4.4           Reaffirmation of Acknowledgment to Intercreditor Agreement.  As a condition of this Amendment, Borrower and Parent shall cause each of the applicable parties party thereto to execute the Reaffirmation of Acknowledgment to Intercreditor Agreement below.

4.5           Fifth Third Shareholder Loan Documents.  Borrower shall execute and deliver, or cause to be executed and delivered, to Lender, all in form and substance satisfactory to Lender: (a) an Amended, Restated, and Consolidated Draw Loan Note and Agreement with respect to the existing Fifth Third Shareholder Loans (the “Fifth Third Shareholder Loan Note”) and (b) all other documents, instruments and agreements deemed necessary or desirable by Lender to effect the amendments to the Fifth Third Shareholder Loans contemplated by the Fifth Third Shareholder Loan Note.

5.           Reaffirmation of Security.  Borrower, Parent and Lender hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any Security Document evidencing, governing or creating a Lien on the Loan Collateral.  Each of Borrower and Parent ratifies and reaffirms any and all grants of Liens to Lender on the Loan Collateral as security for the Obligations, and each of Borrower and Parent acknowledges and confirms that the grants of the Liens to Lender on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent of any Permitted Liens.

           6.           Representations.  To induce Lender to accept this Amendment, each of Borrower  and Parent hereby represents and warrants to Lender as follows:

                      6.1           Each of Borrower and Parent has full power and authority to enter into, and to perform its obligations under, as applicable, this Amendment, the Amended and Restated Revolving Note, the Amended and Restated Term Loan B Note, and the other Loan Documents being executed and/or delivered in connection herewith (collectively, the “Amendment Documents”) and the execution and delivery of, and the performance of its obligations under and arising out of, the applicable Amendment Documents have been duly authorized by all necessary corporate action.

                      6.2           Each Amendment Document, as applicable, constitutes the legal, valid and binding obligations of Borrower and Parent, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

6.3           No Event of Default has occurred and is continuing under the Credit Agreement, other than the Current Defaults (as defined in Section 3.1).

           7.           Costs and Expenses; Fee.  As a condition of this Amendment, (i) Borrower will pay to Lender an amendment fee of $10,000, payable in full on the Signature Date; such fee, when paid, will be fully earned and non-refundable under all circumstances, and (ii) Borrower will pay and reimburse Lender, promptly upon Lender’s request, for the costs and expenses incurred by Lender in connection with this Amendment, including, without limitation, reasonable attorneys’ fees.

8.           Entire Agreement.  This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment; provided that nothing herein or in any of the Loan Documents shall be construed to supersede, or to have merged into, any of the Fifth Third Shareholder Loan Documents, all of which will remain in full force and effect.

           9.           Release.  Each of Borrower and Parent, on such Loan Party’s behalf and, as applicable, on behalf of such Loan Party’s officers, directors, members, managers, shareholders, administrators, heirs, legal representatives, beneficiaries, affiliates, subsidiaries, successors and assigns, hereby represents and warrants that such Loan Party has no claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever, whether in law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against Lender, its direct or indirect parent corporation or any direct or indirect affiliates of such parent corporation, or any of the foregoing’s respective directors, officers, employees, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  Each of Borrower and Parent, on such Loan Party’s behalf and, as applicable, on behalf of such Loan Party’s officers, directors, members, managers, shareholders, administrators, heirs, legal representatives, beneficiaries, affiliates, subsidiaries, successors and assigns, voluntarily releases and forever discharges and indemnifies and holds harmless all Lender Parties from any and all Claims and other third-party claims that may be asserted against the Lender Parties, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Loan Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between any Lender Party and any Loan Party or other Person, or (d) any other actions or inactions by any Lender Party, all on or prior to the Signature Date.

           10.           Default.  Any default by Borrower or Parent in the performance of any of such Loan Party’s obligations under any Amendment Document shall constitute an Event of Default under the Credit Agreement.

           11.           Continuing Effect of Credit Agreement.  Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect.

           12.           One Agreement; References; Fax Signature.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.  All references in any of the Loan Documents to: (a) the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment, (b) the Revolving Note will be deemed to be references to Amended and Restated Revolving Note, and (c) the Term Loan B Note will be deemed to be references to the Amended and Restated Term Loan B Note.  Any Amendment Document may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof or thereof, and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

           13.           Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

           14.           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

           15.           Governing Law; Severability.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles). If any term of this Amendment is found invalid under Ohio law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Amendment and will not invalidate the remaining terms of this Amendment.

16.           Joint Obligations.  The obligations of Borrower and Parent under this Amendment and, as applicable, the other Loan Documents are joint, several and primary.  No Loan Party will be or be deemed to be an accommodation party with respect to any of the Loan Documents.

17.           WAIVER OF JURY TRIAL. BORROWER, PARENT, AND LENDER EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

           IN WITNESS WHEREOF, Borrower, Parent and Lender have executed this Amendment by their duly authorized officers on the Signature Date to be effective as of the Effective Date.

TWINLAB CORPORATION
IDEA SPHERE INC.

By: /S William W. Nicholson
William W. Nicholson, Chief Executive Officer

FIFTH THIRD BANK

By: /S/ Andrew P. Hanson
Andrew P. Hanson, Vice President

SIGNATURE PAGE TO
FIFTH AMENDMENT TO CREDIT AGREEMENT